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                                                                   EXHIBIT 23.2



                           INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Hispanic Broadcasting Corporation:

We consent to the incorporation by reference herein of our report on the consolidated financial statements and financial statement schedule of Hispanic Broadcasting Corporation (formerly Heftel Broadcasting Corporation) and subsidiaries as of and for the years ended December 31, 1998 and 1997 and to the reference to our firm under the heading "Experts" in the prospectus.


                                       KPMG LLP

Dallas, Texas
October 15, 1999